Innovative Food Holdings, Inc.

Schedule of Subsidiaries of IVFH

1. Food Innovations, Inc

RADE CENTER WAY • NAPLES,FLORIDA • 34109
PHONE: 888.352.3663 • FAX: 239.254.7900